MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Employment Agreement

AGREEMENT EFFECTIVE JANUARY 1, 2010

By and between:

MONMOUTH REAL ESTATE INVESTMENT CORPORATION,

A Maryland Corporation (“Corporation”)

And:

Cindy Morgenstern (“Employee”)

Corporation desires to employ Employee to the business of the Corporation and Employee desires to be so employed.  The parties agree as follows:

1.

Term of Employment.

a.

Corporation agrees to employ Employee and Employee agrees to be employed in the capacity of Executive Vice-President for a term of two (2) years effective January 1, 2010 and terminating December 31, 2011.  Thereafter, the term of this Employment Agreement shall be automatically renewed and extended for successive one-year periods except that either party may, at least ninety (90) days prior to such expiration date or any anniversary thereof, give written notice to the other party electing that this Employment Agreement not be renewed or extended, in which event this Employment Agreement shall expire as of the expiration date or anniversary date, respectively.

b.

In the event of a merger of the Corporation, sale or change of control, defined as voting control, Employee shall have the right to extend and renew this Employment Agreement so that the expiration date will be two years from the date of merger, sale or change of control.  Alternatively, Employee shall have the right to terminate this Agreement and shall be entitled to receive one year’s compensation in accordance with paragraph 1c below.  Any combination of MONMOUTH REAL ESTATE INVESTMENT CORPORATION and UMH PROPERTIES, INC. shall not be considered a change of control.

c.

If there is a termination of employment by the Corporation for any reason, either involuntary or voluntary, including the death of the Employee, other than a termination for cause as defined herein, Employee shall be entitled to the greater of the salary due under the remaining term of this Agreement or one year’s compensation at the date of termination, paid monthly over the remaining term or life of this Agreement.

d.

If employment is terminated or not renewed by the Corporation, and Employee is a Director of the Corporation, Employee will resign the directorship.

2.

Time and Efforts.

Employee shall diligently and conscientiously devote her time and attention and use her best efforts in the discharge of her duties as Executive Vice-President of the Corporation.

3.

Board of Directors.

Employee shall at all times discharge her duties in consultation with and under the supervision of the Board of Directors of the Corporation.  In the performance of her duties, Employee shall make her principal office in such place as the Board of Directors of the Corporation and Employee from time to time agree.

4.

Compensation.

Corporation shall pay to Employee as compensation for her services a base salary, which shall be paid in such intervals as salaries are paid generally to other executive officers of the Corporation, as follows:

a.

For the year beginning January 1, 2010 and ending on December 31, 2010, the base salary shall be $241,005.00 annually;

b.

For the year beginning January 1, 2011 and ending on December 31, 2011, the base salary shall be $253,056.00 annually;

c.

The Corporation will provide Employee with an automobile.

d.

The Employee shall purchase and/or maintain a disability insurance policy providing up to 60% of her salary and commencing 90 days after the date of disability.  During the first 90 days following the date of disability, Employee’s salary will continue to be paid by the Corporation.  Thereafter, the Employee will receive lost wages from the disability policy.  The Corporation will reimburse the Employee for the cost of such insurance.

5.

Bonuses.

Bonuses shall be paid at the discretion of the Board of Directors or the President.  Employee shall be entitled to participate in the Corporation’s Stock Option Plan, including any grants of restricted stock and/or stock options upon terms and conditions approved by the Corporation and subject to approval of the Compensation Committee.

6.

Expenses.

Corporation will reimburse Employee for reasonable and necessary expenses incurred by her in carrying out her duties under this Agreement.  Employee shall present to the Corporation from time to time an itemized account of such expenses in such form as may be required by the Corporation.

7.

Vacation.

Employee shall be entitled to take four (4) paid weeks of vacation per year and the same holidays as provided for the other members of the staff.

8.

Pension.

Employee, at her option, may participate in the 401-k plan of the Corporation, according to its terms.

9.

Life, Health and Dental Insurance Benefits.

Employee shall be entitled during the term of this Agreement to participate in all health and dental insurance and group life insurance benefit plans providing benefits generally applicable to the employees of the Corporation as may be modified from time to time.

10.

Termination

This Employment Agreement may be terminated by the Corporation at any time by reason of the death or disability of Employee or for cause, or for any reason other than discrimination or retaliation.  A termination “for cause” shall mean a termination of this Employment Agreement by reason of a good faith determination by a majority of the Board of Directors of the Corporation or the President of the Corporation that Employee, by engaging in fraud or willful misconduct, a) failed to substantially perform her duties with the Corporation (if not due to death or disability), or b) has engaged in conduct, the consequences of which are materially adverse to the Corporation, monetarily or otherwise.  “Disability” shall mean a physical or mental illness which, in the judgment of the Corporation after consultation with the licensed physician attending the Employee, impairs the Employee’s ability to substantially perform her duties under this Employment Agreement as an employee, and as a result of which she shall have been absent from her duties with the Corporation on a full time basis for six (6) consecutive months.  The termination provisions shall not, in any way, affect the disability benefits provided for in this Employment Agreement.

11.

Arbitration and Damages Limitation

It is expressly agreed by all parties to this Agreement that any dispute between the parties will be determined by binding arbitration performed under the rules of the American Arbitration Association.  It is expressly agreed that in no event can the Employee seek damages exceeding one year’s pay.  This provision applies to any and all claims arising from Employee’s employment, except for matters solely and directly related to Workers Compensation Insurance.

12.

Indemnification and Attorneys’ Fees.

The Corporation agrees to indemnify the Employee from any and all lawsuits filed directly against the Employee by a third party in her capacity as Employee and/or Director of the Corporation.  The Corporation will pay all attorneys’ fees and costs to defend the Employee from any such lawsuits.

13.

Notices

All notices required or permitted to be given under this Agreement shall be given by certified mail, return receipt requested, to the parties at the following addresses or such other addresses as either may designate in writing to the other party:

Corporation:

Monmouth Real Estate Investment Corporation

Juniper Business Plaza

3499 Route 9 North, Suite 3C

Freehold, New Jersey 07728

Employee:

Cynthia J. Morgenstern

(address on file)

14.

Governing Law.

This Agreement shall be construed and governed in accordance with the laws of the State of New Jersey.

15.

Entire Contract.

This Agreement constitutes the entire understanding and agreement between the Corporation and Employee with regard to all matters herein.  There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto.  This agreement may be amended only in writing signed by both parties hereto.

16.

Modification and Waiver

No provision of this Employment Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officer may be specifically designated by the Board of Directors of the Corporation.  No waiver by either party hereto at any time of any breach by the other party hereof, or compliance with, any condition or provision of this Employment Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

17.

       Successors

This Agreement shall be binding on the Corporation and any successor to any of its businesses or assets.  This Agreement shall inure to the benefit of and be enforceable by Employee’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

18.

        Severability

The invalidity or unenforceability of any provision of this Agreement, whether in whole or in part, shall not in any way affect the validity and/or enforceability of any other provisions herein contained.  Any invalid or unenforceable provision shall be deemed severable to the extent of any such invalidity or unenforceability.

19.           Headings

Headings used in this Employment Agreement are for convenience only and shall not be used to interpret its provisions.

IN WITNESS WHEREOF, Corporation has by its appropriate officers signed and affixed its seal and Employee has signed and sealed this Agreement.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

By:  /s/ Steve Wolgin

_____________________________

Steve Wolgin, Chair

Witness

MREIC Compensation Committee

By:  /s/ Cynthia J. Morgenstern

/s/ Allison Nagelberg

Cynthia J. Morgenstern, Employee

Witness

Dated: May 18, 2010